Exhibit 10.1

SUBSCRIPTION AGREEMENT

Ordinary Shares

of

China Xiangtai Food Co., Ltd

This subscription agreement (this “Subscription”) is dated , 201 , by and between the investor identified on the signature page hereto (the “Investor”) and  China Xiangtai Food Co., Ltd, a Cayman Islands company (the “Company”). The parties agree as follows:

1.       Subscription

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s Ordinary Shares, par value $0.01 per share, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the Purchase Price per Share as set forth on the signature page hereto.

The Shares are being offered pursuant to a registration statement on Form F-1, File No. 333-226990 (the “Registration Statement”). The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of Investor’s subscription. The prospectus (the “Prospectus”) which forms a part of the Registration Statement, however, is subject to change. A final prospectus and/or prospectus supplement will be delivered to the Investor as required by law.

The Shares are being offered by Boustead Securities, LLC (the “Underwriter”) as underwriter on a “best efforts, minimum/maximum” basis pursuant to an underwriting agreement (the “Underwriting Agreement”). The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and Underwriters in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Underwriting Agreement and the Registration Statement declared effective by the Commission, at the Closing (i) the Purchase Price deposited by the Investor subsequent to the declaration of effectiveness of the Registration Statement by wire transfer or ACH transfer of immediately available funds to the Company’s escrow accounts shall be released to the Company, and (ii) the Company shall cause the Shares to be delivered to the Investor (A) through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions,” or (B) if requested by the Investor on the signature page hereto or if the Company is unable to make the delivery through the facilities of The Depository Trust Company’s DWAC system, through the DRS or book-entry delivery of Shares on the books and records of the transfer agent. If delivery is made by book entry on the books and records of the transfer agent, the Company shall send written confirmation of such delivery to the Investor at the address indicated on the Signature Page hereof.

The Underwriter and any participating broker dealers (the “Members”) shall confirm, via the Underwriting Agreement, selected dealer agreement or master selected dealer agreement, as applicable, that it will comply with Exchange Act Rule 15c2-4. Payments may only be made by wire transfer or electronic deposit, and no payments may be made by check. With regards to monies being wired or sent via ACH transfer from an investor’s bank account, the Members shall request the investors send their wires or ACH transfers by the business day immediately following the receipt of a completed subscription document. In regards to monies being sent from an investor’s account held at the participating broker, the funds will be “promptly transmitted” to the escrow agent following the receipt of a completed subscription document and completed instructions by the investor to send funds to the escrow accounts. Absent unusual circumstances, funds in customer accounts will be transmitted by noon of the next business day. In the event that the offering does not close for any reason prior to the termination date set forth in the Registration Statement, all funds deposited in the escrow accounts will be returned to investors promptly in accordance with the terms of the escrow agreements and applicable law.

2.         Subscription Process.

To purchase our Shares in this offering, investors must complete and sign a subscription agreement. Investors will be required to pay for their Shares by wire or ACH transfer for the full purchase price of the Shares. Fintech Clearing LLC shall serve as escrow agent for any payments made via wire or ACH transfer.

Subscriptions will be effective only upon our acceptance of the subscriptions, and we reserve the right to reject any subscriptions in whole or in part. In compliance with Rule 15c2-4 under the Exchange Act, we and the Underwriter will instruct investors to deliver all monies in the form of wire transfers or ACH transfers to the escrow agent. Upon the escrow agent’s receipt of such monies, they shall be credited to the escrow accounts. Pursuant to escrow agreements among us, Underwriter and Fintech Clearing LLC, as escrow agent, the funds received in payment for the Shares purchased in this offering will be wired to a non-interest bearing escrow account at Fintech Clearing LLC, and held until the escrow agent determines that the amount in the escrow account is equal to at least the minimum amount required to close this offering. Upon confirmation of receipt of the requested minimum subscription amount, the escrow agent will release the funds in accordance with the written instructions provided by us and Underwriter, indicating the date on which the Shares purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us.

3.        Investor Representations.

a. Investor represents that it has received (or otherwise had access to the electronic filing on the SEC website) the Prospectus prior to or in connection with receipt of this Agreement.

b. Investor represents that it understands and acknowledges that Investor's subscription for the Shares indicated on the Signature Page hereto may be accepted or rejected in whole or in part by the Company, for any reason and in their sole and absolute discretion.

4.       FINRA Rules 5130 and 5131

This rule states that “restricted persons” are prohibited from participating in Syndicate or new issue offerings. Please review the following definition of a “restricted person” on Schedule A prior to signing this form acknowledging you do not fall into '“restricted person” status.

The undersigned hereby represents and warrants as of the date set forth below that:

i.	The undersigned is the holder of the account identified below or is authorized to represent the beneficial holders of the account;

ii.	Neither the undersigned nor any beneficial holder of the account is a “restricted person” as that term is described in FINRA Rule 5130 (described in Schedule A); and

iii.	The undersigned understands FINRA. Rule 5130 and the account is eligible to purchase new issues in compliance with such rule.

5.       Miscellaneous

This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to the Company the duplicate copy of this Subscription Agreement.

Please email back the completed Subscription Agreement to angela@boustead1828.com or fax to +1(949) 266-5789.

[Signature Page to Investor Subscription Agreement for China Xiangtai Food Co., Ltd]

If the foregoing correctly sets forth the parties agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription Agreement.

China Xiangtai Food Co., Ltd
Number of Shares:________________________	By:

Purchase Price per Share: $5.00 per share__________	Name:

Aggregate Purchase Price: $____________________	Title:

Address Notice:
INVESTOR Name:__________________________	c/o Chongqing Penglin Food Co., Ltd. Xinganxian Plaza Building B, Suite 21-1 Lianglukou, Yuzhong District 400800 Chongqing, People’s Republic of China

Signature:	Address:

Signor Name:

Title:	Phone:

Date:	SSN or EIN:

☐ Please wire $____________________from my account held at:________________________

Account Title:_______________________________; Account Number:_____________________

To the following instructions:

ABA Routing No: 122242869

SWIFT Code: PMERUS66

Bank Name: Pacific Mercantile Bank

Bank Address: 949 South Coast Dr., Costa Mesa, CA 92626

Beneficiary Account Name: FinTech Clearing as Agent for the Investors in China Xiangtai Food Co., Ltd.

Beneficiary Account No: XXXX

Beneficiary Address: 6 Venture, Suite 265, Irvine, CA 92618

By:	Date:_______________ , 201__

Name:

Title:

Select method of delivery of Shares:

☐ DWAC DELIVERY

DWAC Instructions:

1.
Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Shares are maintained)
2.
DTC Participant Number
3.
Name of Account at DTC Participant being credited with the Shares
4.
Account Number of DTC Participant being credited with the Shares

☐ DRS Electronic Book Entry Delivery Instructions:

Name in which Shares should be issued:_______________________________________

Address:	Telephone No.:

Please email back the completed Subscription Agreement to

angela@boustead1828.com or fax to +1(949) 266-5789.

SCHEDULE A

a)	FINRA Member Firms or other Broker/Dealers

b)	Broker-Dealer Personnel

•	Any officer, director, General partner, associated person or employee of a member firm or any other Broker/dealer.

•	Any agent of a member firm or any other Broker/dealer that is engaged in the investment banking or securities business

•	Any immediate family member of a person specified above. Immediate family members include a person's parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in law, and children.

i.	Person that materially supports or receives material support from the immediate family member.

ii.	Person employed by or associated with the member, or an affiliate of the member, selling the new issue to the immediate family member.

iii.	Person that has an ability to control the allocation of the new issue.

c)	Finders and Fiduciaries. With respect to the security being offered, a finder or any person acting in a fiduciary capacity to the managing underwriter, including, but not limited to, attorneys, accountants, and financial consultants; and any immediate family members (or person(s) receiving material support or receives material support from the family member) of a person identified as a Finder or Fiduciary.

d)	Portfolio Managers

a.	Any person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account.

b.	Any immediate family member of a person specified under portfolio Managers that materially supports, or receives material support from such person.

e)	Persons Owning a Broker/Dealer

a.	Any person listed, or required to be listed, in Schedule A of a Form BD, except persons identified by ownership of less than 10%.

b.	Any person listed, or required to be listed, in Schedule B of a Form BD, except persons identified by ownership of less than 10%.

c.	Any person listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of (e)(bullet point 1) or (e) (bullet point 2) above.

d.	Any person that directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.

e.	Any person that directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.

f.	Any immediate family member of a person specified in (5) (bullet points 1-5) unless the person owning the Broker/dealer:

i.	Does not materially support, or receive material support from the immediate family member.

ii.	Is not an owner of the member, or an affiliate of the member, selling the new issue to the immediate family member.

iii.	Has no ability to control the allocation of the new issue.